EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2023 relating to the financial statements of UFP Industries, Inc. and the effectiveness of UFP Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of UFP Industries, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan

September 11, 2023